EXHIBIT 99.2

IN THE CIRCUIT COURT

THIRD JUDICIAL CIRCUIT

MADISON COUNTY, ILLINOIS

SHARON PRICE and MICHAEL FRUTH, individually and on Behalf of All Others Similarly Situated Plaintiffs, vs. PHILIP MORRIS INCORPORATED, a corporation Defendant.	| | | | | | | | | | | | | | | |	No. 00 L 112	FILED APR 14 2003 CLERK OF CIRCUIT COURT #9 THIRD JUDICIAL CIRCUIT MADISON COUNTY, ILLINOIS

ORDER ON DEFENDANT’S

REQUEST FOR REDUCTION OF BOND AND

STAY OF ENFORCEMENT OF THE JUDGMENT

This Cause came to be heard on that portion of the post-judgment motion of defendant Philip Morris USA Inc. (f/k/a Philip Morris Incorporated; hereafter “PM-USA”) that seeks a stay of enforcement of this Court’s March 21, 2003 Judgment Order (“Judgment”) upon the posting of a bond of less than the $12 billion ordered in the Judgment. After due notice and hearings, this Court GRANTS the request over the objection of the Plaintiffs. See Illinois Supreme Court Rule 305(b). If PM-USA’s post-judgment motion is otherwise denied, this Court’s Judgment shall be deemed modified such that enforcement of the Judgment shall be stayed through the completion of all judicial review (whether of the merits or of any application for review of the merits, including without limitation by the Supreme Court of the United States), if PM-USA has filed a bond in the form attached to this Order as Exhibit A.

PM-USA shall comply with the following requirements:

1.	PM-USA shall deposit into escrow that certain $6 Billion Term Note (“Note”), dated April 2, 2002, entered into by and between Philip Morris Companies Inc. (n/k/a Altria Group, Inc.) and Philip Morris Incorporated (n/k/a Philip Morris USA Inc.). PM-USA shall deliver the Note to the Escrow Agent in accordance with the terms of this Order. Prior to delivering the Note to the Escrow Agent, PM-USA shall place a legend on the face of the Note stating as follows: “This Note is pledged as security for an appeal bond issued pursuant to an Order of the Circuit Court, Third Judicial Circuit, Madison County, Illinois dated April 14, 2003, in the case of Price, et al. v. Philip Morris Incorporated.” The escrow shall create a first priority interest in the Note. The identity of the Escrow Agent and the terms of the escrow (the “Escrow Agreement”) shall be as the parties mutually agree, excepting as specified herein. The Court shall resolve any differences that the parties cannot resolve between themselves regarding the terms of the Escrow Agreement. The escrow agent must agree to submit to this Court’s jurisdiction with respect to the Escrow Account. The Escrow Account shall at all times be subject to the exclusive jurisdiction of this Court or any reviewing Court which may hereafter acquire jurisdiction over this matter.

2.	PM-USA shall deliver to the Court one or more affidavits evidencing that: (i) the Note is a legal, valid and binding obligation of Altria Group, Inc., the Maker of the Note, in favor of PM-USA, the Payee of the Note, and may be deposited into escrow in accordance with the terms of this Order; (ii) Altria Group, Inc. has paid all interest on the Note to date, when due; and (iii) the Note has not been assigned and is not subject to any lien, security interest or other charge or encumbrance or any other type of preferential arrangement.

3.	Beginning with the interest due on October 1, 2003, all interest payments due under the Note ($420 million per annum, payable semiannually each April 1 and October 1) shall be deposited with the Clerk of the Court.

4.	On each of September 30, 2003, December 31, 2003, March 31, 2004, and June 30, 2004, PM-USA shall deposit with the Clerk of the Court the sum of $200,000,000, aggregating to a total of $800,000,000.

5.	The Clerk, of the Court shall maintain the periodic interest payments on the Note and the $800,000,000.00 (collectively, “Principal”), together with interest on the Principal, within the State of Illinois by one or more financial institutions acceptable to the parties.

6.	The requirements of 705 ILCS 105/27.1a(bb)(1) are ordered waived. In lieu thereof, the Court is imposing the following fee: the Clerk of the Court shall retain 20% of the interest generated on the Principal for administrative fees. No portion of this administrative fee shall be paid over to Plaintiff Class or their counsel. No portion of this administrative fee shall be refundable to PM-USA at the conclusion of all judicial review of the Judgment.

7.	All cash held by the Clerk of the Court shall not be invested other than as follows:

(i) in direct obligations of, or obligations the timely payment of principal of and interest on which are fully and unconditionally guaranteed by, the United States of America, its agencies or instrumentalities, maturing no more than 91 days after the date of acquisition thereof, (ii) in repurchase agreements fully collateralized by securities described in clause (i) above and with a counterparty whose long-term debt securities are rated “AA” or higher by Standard & Poor’s and “Aa” or higher by Moody’s or (iii) money market mutual funds, the investments of which may include but are not limited to marketable obligations issued or guaranteed by the United States of America, its agencies or instrumentalities, bank instruments, corporate debt securities issued by U.S. or foreign companies, commercial paper, demand instruments, adjustable rate obligations, asset-backed securities, restricted securities and fully collateralized repurchase agreements, provided that any such money market mutual fund shall (a) be subject to the requirements of the Investment Company Act of 1940, as amended, (b) have net assets of not less than $2,500,000,000 and (c) have a rating from Standard & Poor’s of not less than “AAA,” provided, further, that the investment in any money market fund described in this clause (iii) shall not constitute more than 5% of the total assets of such money market fund at the time of investment. The parties may mutually agree to retain an Investment Advisor to monitor the investment of the funds deposited with the Clerk of the Court. Fees for such an Investment Advisor shall be paid out of the interest generated on the Principal.

8.	PM-USA shall pay all federal, state and local taxes arising from any payments (including principal, interest or other payment) made to the Escrow Account and/or all sums (including principal, interest or other payment) deposited with the Clerk of the Court. If any person or entity other than PM-USA incurs any tax liability as a result of any sums paid or received hereunder (whether in the form of interest paid under the terms of the Note or in any other form or income) and/or as a result of any tax liabilities paid on behalf of such person or entity pursuant to this paragraph, then PM-USA shall either pay any such liability directly or reimburse any such person or entity immediately upon demand for any such taxes paid.

9.	PM-USA agrees not to appeal the bond requirements imposed by this Court and contained in this Order, even if Plaintiffs appeal this Order, and PM-USA agrees to waive the right to argue for the application of any act or other law (whether in the form of a statute, court rule, court ruling or any other form) which would change current law regarding the posting of a bond for the stay of the enforcement of a Judgment.

10.	PM-USA shall bear the costs of establishing the Escrow Account and paying the fees of the Escrow Agent. PM-USA shall not make any claim it might otherwise have for reimbursement of all costs or expenses to which it may have been entitled if PM-USA prevails on appeal in whole or in part.

11.	From a date beginning 42 months from the date of this Order, in the event that Altria Group, Inc. exercises its right under the terms of the Note to prepay all or any portion of the principal due under the terms of the Note, then PM-USA must make additional payments to the Clerk of the Court, as directed in this paragraph. Such additional payments shall be in an amount equal to the difference between the amount of interest that would have been paid if Altria Group, Inc. had not exercised its right of prepayment and the amount of interest actually paid. PM-USA shall make such additional payments when the interest payments on the Note would have been due from Altria Group, Inc. under the terms of the Note.

12.	Upon the occurrence of an Event of Default (as defined in the Note), PM-USA shall make all scheduled interest and/or principal payments under the terms of the Note as they become due. In the event that PM-USA fails to make any such payment, then without further Order of this Court, the Note shall be returned to PM-USA and PM-USA shall replace the Note with cash or other assets worth $6 billion, plus any interest then due on the Note and unpaid.

13.	If the Judgment is dismissed, reversed or otherwise vacated, or if PM-USA shall pay the Judgment (including interest and costs), or such part of the Judgment that is not reversed or otherwise vacated, then the Escrow shall terminate and the Note and all funds held in escrow shall be returned to PM-USA. If the Judgment is affirmed in whole or in part, and all judicial review (including, without limitation, by the Supreme Court of the United States) is completed, but the Judgment (including interest and costs) or any portion thereof is not paid, the Escrow Agent shall assign the Note and the Clerk of the Court shall disburse the funds it holds as directed by the Court in accordance with the appellate mandate.

Dated: April 14, 2003	/S/ NICHOLAS G. BYRON
Nicholas G. Byron Circuit Court Judge

EXHIBIT A

IN THE CIRCUIT COURT

THIRD JUDICIAL CIRCUIT

MADISON COUNTY, ILLINOIS

SHARON PRICE and MICHAEL FRUTH, individually and on Behalf of All Others Similarly Situated Plaintiffs, vs. PHILIP MORRIS INCORPORATED, a corporation Defendant.	| | | | | | | | | | | | | | | |	No. 00 L 112

APPEAL BOND

Know all men by these presents that we, Philip Morris USA Inc. (f/k/a Philip Morris Incorporated) (hereinafter “PM-USA”), a Virginia corporation, are held and firmly bound unto the Plaintiff Class in the above-captioned case, 00-L-112, obligee, in the penal sum of:

(i)	Six Billion Dollars and 00/100 Cents ($6,000,000,000.00), represented by that certain $6 Billion Term Note (“Note”), dated April 2, 2002, entered into by and between Philip Morris Companies Inc. (n/k/a Altria Group, Inc.) and Phillip Morris Incorporated (n/k/a Philip Morris USA Inc.),

(ii)	Beginning with the interest due on October 1, 2003, all interest payments due under the Note ($420 million per annum, payable semiannually each April 1 and October 1),

(iii)	Eight Hundred Million Dollars and 00/100 Cents ($800,000,000.00), represented by four equal deposits of Two Hundred Million Dollars and 00/100 Cents ($200,000,000.00) to be made on each of September 30, 2003, December 31, 2003, March 31, 2004, and June 30, 2004, and

(iv)	Interest accruing on items (ii) and (iii),

for the payment of which sum we bind ourselves and our successors and assigns firmly by these presents.

The condition of the above obligation is premised on the fact that on March 21, 2003, in the Circuit Court of the Third Judicial Circuit, Madison County, Illinois, the Plaintiff Class in 00-L-112 received judgment against PM-USA and in favor of the Plaintiff Class for, in total, Ten Billion, One Hundred Million, Five Hundred Thousand Dollars and 00/100 Cents ($10,100,500,000.00), of which Three Billion Dollars and 00/100 Cents ($3,000,000,000.00) is punitive damages (being awarded to the State of Illinois), (the “Judgment”). PM-USA is appealing from the Judgment to the Appellate Court of Illinois, Fifth District, and to such higher courts as may be appropriate.

This appeal bond shall be secured by the Escrow Agreement and the funds held by the Clerk of the Court in accordance with this Court’s April 14, 2003 Order on Defendant’s Request for Reduction of Bond and Stay of Enforcement of the Judgment.

Now, therefore, if the Judgment is dismissed, reversed or otherwise vacated, or if PM-USA shall pay the Judgment (including interest and costs), or such part of the Judgment that is not reversed or otherwise vacated, then the above obligation will be void. If the Judgment is affirmed in whole or part, and all judicial review (including by the Supreme Court of the United States) is completed, but the Judgment (including interest and costs) or any portion thereof is not paid, the obligation will remain in full force and effect up to the amount of any such unpaid portion of the Judgment.

Witness our signature and seal this      day of April, 2003.

PHILIP MORRIS USA INC.

By:

[Name] [Title]

The foregoing bond is approved by me this      day of April, 2003.

Hon. Nicholas Byron Presiding Judge

2